          As filed with the Securities and Exchange Commission on April 15, 1996
                                                  Registration No. 33-__________

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                             ___________________________

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                                THE SECURITIES ACT OF
                                         1933

                             ____________________________

                         MID ATLANTIC MEDICAL SERVICES, INC.
               (Exact name of registrant as specified in its charter)

                    Delaware                        52-1481661
        (State or other jurisdiction of             (I.R.S. Employer
         incorporation or organization)             Identification No.)

                                     4 Taft Court
                             Rockville, Maryland 20850
                 (Address of principal executive offices) (zip code)


                         1996 NON-QUALIFIED STOCK OPTION PLAN
                                (Full title of plan)


                                Joseph L. Guarriello
                         Mid Atlantic Medical Services, Inc.
                                     4 Taft Court
                           Rockville, Maryland 20850
                       (Name and address of agent for service)

                                    (301) 251-4075
                       (Telephone number of agent for service)


                                       Copy to:
                                  Cary J. Meer, Esq.
                             Kirkpatrick & Lockhart LLP
                           1800 Massachusetts Avenue, N.W.
                                     Second Floor
                             Washington, D.C. 20036-1800

                           CALCULATION OF REGISTRATION FEE

                                              Proposed      Proposed
                                              maximum       maximum
                                              offering      aggregate       Amount of
       Title of securities    Amount to be    price per     offering        registration
       to be registered       registered      share(1)      price (1)       fee
       -------------------    ------------    ---------     ---------       ------------


       Options (2)            3,000,000

       Common stock, par      3,000,000       $23.6875      $71,062,500     $24,502.35
       value $.01 per share   shares


     -------------------------------

     (1) Inserted solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low sales prices for the Registrant's Common Stock reported on The New York Stock Exchange, Inc. consolidated reporting system on April 10, 1996.

     (2) The options to be registered hereunder are to be distributed by the Registrant for no value. Accordingly, no separate registration fee is required.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents by Reference.

              The following documents filed by Mid Atlantic Medical Services, Inc. (the "Company") are incorporated by reference into this Registration
     Statement:

                      (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended ("Exchange Act").

                      (b)  All other reports filed by the Company
              pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

                      (c) The description of the Company's common stock contained in the Registration Statement filed
              September 12, 1994 Form 8-A (Registration No. 1-13340).

              All documents subsequently filed by the Company with the Securities and Exchange Commission pursuant to Sections 12, 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Securities and Exchange Commission ("SEC") until the information contained therein is superseded or updated by any subsequently filed document that is incorporated by reference into this Registration Statement or by any document that constitutes part of the prospectus relating to the 1996 Non-Qualified Stock Option Plan (the "Plan") that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended ("Securities Act").

     Item 4.  Description of Securities.

              Not applicable.

     Item 5.  Interests of Named Experts and Counsel.

              None.

     Item 6.  Indemnification of Directors and Officers.

              Under the Delaware General Corporation Law, the Company's Certificate of Incorporation and its By-Laws, the Company has broad power to indemnify, and under certain circumstances is required to indemnify, its directors and officers against liabilities that they may incur while serving as directors or officers of the Company, including liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. The Company also maintains an insurance policy for directors and officers insuring them against certain liabilities incurred by them in the performances of their duties, including liabilities under the Securities Act.

     Item 7.  Exemption from Registration Claimed.

              Not applicable.

     Item 8.  Exhibits.

              The following are filed herewith as part of this Registration
     Statement:


        Exhibit No.                                Exhibit
        -----------                                -------

                5.1 Opinion of Kirkpatrick & Lockhart LLP as to the legality of the securities being registered

               23.1            Consent of Ernst & Young LLP

               23.2 The consent of Kirkpatrick & Lockhart LLP to the use of their opinion as an exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5.1

                24             Power of Attorney (see page 6)


     Item 9.  Undertakings.

              (a)     The undersigned registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                               (i)     To include any prospectus required by
                      Section 10(a)(3) of the Securities Act of 1933;

                               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;


              provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                      (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's Annual Report pursuant to Section 13(a) or
     Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on this 15th day of April, 1996.

                                       MID ATLANTIC MEDICAL SERVICES, INC.



                                       By:      /s/ George T. Jochum
                                                -----------------------
                                                George T. Jochum,
                                                Chairman, President and
                                                Chief Executive Officer


                                  POWER OF ATTORNEY

              KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George T. Jochum, Robert
     E. Foss or Joseph L. Guarriello his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                      Title                     Date


                                      Director                April 15, 1996
       ------------------------
       Francis C. Bruno M.D.

                                      Director                April 15, 1996
       ------------------------
       John H. Cook, III, M.D.

       Signature                      Title                     Date

       /s/ Stanley M. Dahlman         Director                April 15, 1996
       ------------------------
       Stanley M. Dahlman, Ph. D.

                                      Director                April 15, 1996
       ------------------------
       Peter L. Flaherty, Jr., M.D.


       /s/ Robert E. Foss             Executive Vice          April 15, 1996
       ------------------------       President and Chief
       Robert E. Foss                 Financial Officer
                                      (Principal Financial
                                      Officer)

                                      Director                April 15, 1996
       ------------------------
       Walter Girardin

       /s/ Mark D. Groban             Director                April 15, 1996
       ------------------------
       Mark D. Groban, M.D.


       /s/ Donald R. Hammett          Director                April 15, 1996
       ------------------------
       Donald R. Hammett

       /s/ George T. Jochum           Director, Chairman,     April 15, 1996
       ------------------------       President and Chief
       George T. Jochum               Executive Officer
                                      (Principal Executive
                                      Officer)

       /s/ Creighton R. Schneck       Director                April 15, 1996
       ------------------------
       Creighton R. Schneck


       /s/ Stanley F. Smith           Director                April 15, 1996
       ------------------------
       Stanley F. Smith, R.Ph.

       /s/ Alfred Talamantes          Director and Chief      April 15, 1996
       ------------------------       Operating Officer
       Alfred Talamantes

       Signature                      Title                     Date

       /s/ James A. Wild              Director                April 15, 1996
       ------------------------
       James A. Wild

       /s/ Mary E. Shocklee           Controller              April 15, 1996
       ------------------------       (Principal
       Mary E. Shocklee               Accounting Officer)

                                    EXHIBIT INDEX



              The following exhibits are filed herewith as part of this Registration Statement:

                                                                    Sequential
       Exhibit No.   Description                                    Page No.
       -----------   -----------                                    ----------

           5.1       Opinion of Kirkpatrick & Lockhart LLP as to    *
                     the legality of the securities being
                     registered

           23.1      Consent of Ernst & Young LLP                   *

           23.2      The consent of Kirkpatrick & Lockhart LLP to   *
                     the use of their opinion as an exhibit to this Registration Statement is included in their opinion filed herewith as
                     Exhibit 5.1

           24        Power of Attorney                              See page 6



     * Filed herewith.